UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016 (December 22, 2016)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

On December 22, 2016, Micronet Enertec Technologies, Inc. (the “Company”) and its wholly owned subsidiary Enertec Electronics Ltd (collectively, the “Borrowers”) entered into a Supplemental Agreement (the “Supplemental Agreement”) with YA II PN, Ltd. (“YA II”), a Cayman Island exempt limited partnership and an affiliate of Yorkville Advisors Global, LLC, whereby YA II agreed to lend the Company $1,000,000 pursuant to a secured promissory note (the “Note”). The outstanding principal balance of the Note shall bear interest at 7% per annum. The Note matures on December 20, 2017. The Borrowers have agreed to use 50% of the net proceeds of any cash raised from financing transactions completed while the Note is outstanding to repay the principal and interest on the Note. Upon the occurrence of an Event of Default (as defined in the Note), all amounts payable may be due immediately. The Note, along with the June 2016 Note and the October 2016 Note (each as defined below) held by YA II, is secured by a pledge of shares of Micronet Ltd. owned by Enertec Electronics Ltd.

Pursuant to the Supplemental Agreement, YA II agreed to revise the payment schedule of an existing note with a principal balance of $600,000 issued by the Company on June 30, 2016 (the “June 2016 Note”) such that the Company shall be required to make payments of $150,000 from the principal balance of the June 2016 Note plus all accrued and unpaid interest on each of October 10, 2016 (which has been previously paid), May 1, 2017 and September 1, 2017. In addition, pursuant to the Supplemental Agreement, YA II agreed to revise the payment schedule of an existing note with a principal balance of $500,000 issued by the Company on October 28, 2016 (the “October 2016 Note”) such that the Company shall be required to make payments of $150,000 from the principal balance of the October 2016 Note plus all accrued and unpaid interest on each of May 1, 2017 and September 1, 2017.

The Borrowers agreed to pay to YA Global II SPV LLC (as designee of YA II) a commitment fee in the amount of $100,000, with $50,000 of such commitment fee due and payable in cash upon the closing of the Note, and the remaining balance of $50,000 of the commitment fee payable in cash or in freely tradable shares of the Company’s common stock as follows: (i) $25,000 on or before July 1, 2017, and (ii) $25,000 on or before December 31, 2017, provided that these remaining portions shall be waived if the Borrowers have repaid at least $500,000 of the principal amount of the Note on or before July 1, 2017.

A copy of the Supplemental Agreement and Note are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 3.02.      Unregistered Sales of Equity Securities.

In connection with the Supplemental Agreement and issuance of the Note described in Items 1.01 and 2.03 above, the Company agreed to grant to YA II a five-year warrant (the “Warrant”) to purchase 120,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

A copy of the Warrant is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

4.1	Common Stock Purchase Warrant.

10.1	Supplemental Agreement, dated December 22, 2016, between Micronet Enertec Technologies, Inc., Enertec Electronics Ltd and YA II PN, Ltd.

10.2	Form of Promissory Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: December 23, 2016	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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